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                                                                    Exhibit 99.1

(LETTERHEAD) CENTRAL BANK OF BRAZIL
FOREIGN CAPITAL DEPARTMENT

PRIOR AUTHORIZATION

AUTHORIZATION nr. 10-1-97/00233
FINAL DATE FOR ENTRY OF FOREIGN CURRENCY: 06.22.97

The Central Bank of Brazil authorizes, in the terms of the legislation in force, the operation specified below, according to request of 05.07.97.

1. DEBTOR

PAGING NETWORK DO BRASIL S.A.
Rua Alexandre Dumas 1711
04717-004 - Sao Paulo (SP)
Phone: (011) 523-5522
Facsimile: (011) 521-1814
C.G.C.: 01.126.946/0001-61
LINE OF BUSINESS (IBGE CLASSIFICATION): 72.90-7
LEGAL NATURE: 41

2. CREDITOR

MERRILL LYNCH & CO         (placing agent)           791223
New York - USA
BEAR STERNS & CO           (placing agent)           911444
New York - USA
LEGAL NATURE: 61
GOLDMAN SACH & CO          (placing agent)           500078
New York - USA
THE CHASE TRUST BANK       (placing agent)           905789
Tokyo - Japan

LEGAL NATURE: 63

3. GUARANTOR(S)

None

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4. CHARACTERISTICS OF THE OPERATION

Loan in currency, by means of SENIOR SECURED NOTES issued in the international market under Public Placement. Agency Ruling ("Circular") nr. 2.384 of 11.26.93.

Objective: Working capital.

5. AMOUNT:

US$ 200,000,000.00  (two hundred million North-American Dollars)

6. INTEREST

Up to 14.5% a.p.r. , applicable on the debt balance of the principal as of the date of entry of the foreign currency in the Country.

7. ADDITIONAL CHARGES

      a)    Discount on Issuance:
            2% maximum on the amount entered, in reason of the price of issuance of the notes correspond to at least 98% of the face value;

      b)    Commission on Issuance:
            limited to 3,5% on the amount entered;

      c)    Premium for redemption at final due date (8 years):
            up to 5% on the amortized amount;

      d)    General Expenses:
            those reasonable, limited to a maximum amount of US$ 1.000,000.00 ( one million North-American Dollars) for the total amount of the operation (US$ 200 million), including those incurred in reais and in foreign currency.

8. INCOME TAX AND IOF(Tax on Financial Operation)

      A) INCOME TAX (PAYMENT ON FINAL MATURITY DATE - 8 YEARS): responsibility of debtor, applicable on interest and additional charges, including the Discount on Issuance, reduced to zero for taxable events occurring in the calendar year of 1997 (Provisional Measure nr. 1.563-4 of 04.24.97). The benefit of the Income Tax reduction shall only be valid if the Certificate Attesting to Non-Debit - "Certidao Negativa de Debito -CND, issued by the National Interest of Social Security ("INSS"), evidencing the nonexistence of debits with the Social Security, in the terms of Law nr. 8112 of 04.24.97, is presented at the time of the registration request of this operation.

      B) IOF (Administrative Ruling "Portaria" MF nr. 85 of 04.24.97): zero.

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9. ENTERING DATE OF FUNDS:

Estimated for: 06.06.97

Observations:

1)The indicated entering date must be confirmed or a new entering date established at least 5 (five) business days prior to the estimated entering date. The correspondence can be sent through facsimile at (061) 414-2927 to FIRCE/DIAUT;

2) In the event the date is not confirmed or, if confirmed, the settlement of the foreign exchange operation does not take place, this prior authorization shall be automatically canceled, through SISBACEN;

3) the closing of the exchange operation shall be immediately imparted to the debtor through facsimile nr. (061) 226-3441 to the attention of FIRCE/DIDEX/SUDEM.

10. PAYMENT TERMS

10.1. PRINCIPAL:

      in one lump-sum payment, 96 (ninety six months) after the entering date of the foreign currency in the Country;

10.2. INTEREST

      due semi-annually;

      OBS: the interest regarding the first 3 (three) years shall be paid, mandatorily, with the funds deposited in the escrow account held abroad;

10.3. ADDITIONAL CHARGES:

      a) Discount on Issuance:
      simultaneously with the entering of the foreign currency;

      b) commission on issuance:
      simultaneously with the entering of the foreign currency;

      c) premium for redemption at final due date:
      together with the principal amortized on the 96th month from the entering date of the foreign currency in the Country;

      d) General Expenses:
      after the issuance of the Registration Certificate, through proof, in reais, except for those incurred abroad that can only be paid in foreign currency.

11. ESCROW ACCOUNT

11.1- FINANCIAL INSTITUTION:
      THE CHASE MANHATTAN BANK
      450 West 33rd. Street
      New York - USA

11.2  ACCOUNT HOLDER:
      PAGING NETWORK DO BRASIL S.A.

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11.3  ACCOUNT NUMBER:
      NYC/CUST/021000021
      C/24586

11.4- OPERATIONAL STRUCTURE
deposit of up to US$ 87 million in the name of PAGING NETWORK DO BRASIL S.A. and for benefit of The Chase Manhattan Bank, for the exclusive purpose of paying interest coupon on the operation authorized hereby, due in the first six semesters after the foreign currency entered the Country.

11.5. FOREIGN EXCHANGE STRUCTURE TO BE ADOPTED IN THE PAYMENT OF EACH INTEREST
PORTION:

11.5.1- contract type 03, in the same amount as the contract type 04 indicated in 11.5.2 below, registered under the nature-fact 55000 - Short Term Brazilian Capital - Availability Abroad;

11.5.2- contract type 04 in the amount of the interest due maturing on the 1st, 2nd, 3rd, 4th, 5th and 6th semester, from the date the foreign currency entered the Country, registered under nature-fact 35721 - Income from Capital - Interest on Securities - Notes;

11.5.3- contract type 03, in the amount of the balance remaining in the account at the end of the 6th semester, after the signing of the contract mentioned in
11.5.1 above, registered under nature-fact 35824 - Income from Capital - Interest on Special Transactions - Others;

OBS: the contracts mentioned in 11.5.1 and 11.5.2 shall be signed simultaneously and for prompt settlement, without the entering or remittance of foreign currency.

12. NOTES:

      A) For the entering of foreign currency in the Country, the provisions set forth in Article 2 of Circular nr. 2.491 of 10.19.94 apply to this authorization.

      B) Nature of the Operation: 70425.

      C) Remittances abroad under this authorization are forbidden, except for the Discount on Issuance, Commission on Issuance and the amount regarding the escrow account (see brackets 10. PAYMENT TERMS and 11.4 ESCROW ACCOUNT ABROAD - OPERATIONAL STRUCTURE).

      D) This operation shall obey the following special foreign exchange structure:

            D.1- Foreign Exchange contract type 03 corresponding to the entering of 100% (a hundred percent) of the foreign currency;

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            D.2- Foreign Exchange contract type 04 corresponding to the payment of the Discount on Issuance and the Commission on Issuance;

            D.3- Foreign Exchange contract type 04 in the amount of US$ 87 million, to be deposited in the Escrow Account mentioned in bracket 11 of this Authorization, registered under nature-fact 55000 - Short Term Brazilian Capital - Availability Abroad;

            D.4- The settlement of the foreign exchange contract types 03 and 04 shall be carried out in the following manner:

            Type 03:

            - though the actual entering of the foreign currency for the portion corresponding to, at least, 98% of the face value, deducting the remittance for the escrow account and the Commission on Issuance;

            Type 04:

            - without financial movement for the portions that do not correspond to the actual entering of foreign currency (Remittance for escrow account, Discount on Issuance and Commission on Issuance).

      E) Once the final due date for the entering of the foreign currency has passed, this authorization shall be returned to this Central Bank for cancellation.

      F) the notes regarding the present loan shall be issued in the currency specified in this authorization;

      G) the registration request shall be presented in 30 (thirty) days after the foreign exchange closing date and shall contain the dates for the payment of the loan portions (day, month and year) as well as evidencing the date the foreign currency entered the Country.

      H) origin of the funds; new entering.

      I) This authorization shall be granted based on the statements and documents presented by the promissor agent and drawer. Under Article 62 of Decree 55.762 the Central Bank of Brazil can verify the veracity of these information. The charging or payment of any note, in national or foreign currency, of burden or charges that are not expressly approved by the Central Bank, or still, the falsehood of the statements or of the documents shall render this authorization automatically without effect.

      J) the exercise of the Call Option in the 4th, 5th, 6th or 7th year after the entering of the foreign currency in the Country shall depend on prior approval of this Central Bank through the issuance of an amendment to the Registration Certificate, after evidence of Income Tax payment (see bracket 8. INCOME TAX AND IOF).

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                           Brasilia (DF), May 23, 1997


 (signed) Jose Ildeu de Castro Alves         Haroldo Sergio Alves Pereira
           COORDINATOR                                 ANALYST

PT: 9700705950
ANNEX 1  1page(s)

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(LETTERHEAD) CENTRAL BANK OF BRAZIL
FOREIGN CAPITAL DEPARTMENT

(stamped: Haroldo Sergio Alves Pereira - Analyst)

AUTHORIZATION NR. 10-1-97/00233-ANNEX 1 PAGE 01

Foreign Exchange Operation - Bank:        -City:             Number:
Amount:                                   Equiv. in R$
I.R. (Income Tax) - Nr. of Form - Date    |_| Amount

Nature of the Remittance                      Period
-Technical Assistance from                    |_|  to  |_|
-Royalties                                    |_|  to  |_|
-Others (specify)                             |_|  to  |_|

Place and Date:  ,  |  |  .
Intervening Bank and
Authorized Signature-
--------------------------------------------------------------------------------
Foreign Exchange Operation - Bank:        -City:             Number:
Amount:                                   Equiv. in R$
I.R. (Income Tax) - Nr. of Form - Date    |_| Amount

Nature of the Remittance                      Period
-Technical Assistance from                    |_|  to  |_|
-Royalties                                    |_|  to  |_|
-Others (specify)                             |_|  to  |_|

Place and Date:  ,  |  |  .
Intervening Bank and
Authorized Signature-
--------------------------------------------------------------------------------
Foreign Exchange Operation - Bank:        -City:             Number:
Amount:                                   Equiv. in R$
I.R. (Income Tax) - Nr. of Form - Date    |_| Amount

Nature of the Remittance                      Period
-Technical Assistance from                    |_|  to  |_|
-Royalties                                    |_|  to  |_|
-Others (specify)                             |_|  to  |_|

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Place and Date:  ,  |  |  .
Intervening Bank and
Authorized Signature-
--------------------------------------------------------------------------------
Foreign Exchange Operation - Bank:        -City:             Number:
Amount:                                   Equiv. in R$
I.R. (Income Tax) - Nr. of Form - Date    |_| Amount

Nature of the Remittance                      Period
-Technical Assistance from                    |_|  to  |_|
-Royalties                                    |_|  to  |_|
-Others (specify)                             |_|  to  |_|

Place and Date:  ,  |  |  .
Intervening Bank and
Authorized Signature-
--------------------------------------------------------------------------------

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(LETTERHEAD) CENTRAL BANK OF BRAZIL

DECAM/DIAUT/SUFIN - 97/340                        Brasilia (DF), May 20th, 1997
Pt. 9700731221

To
PAGING NETWORK DO BRASIL S.A.
Rua Alexandre Dumas, 1.711 - Ed. Birman 11
Fax: 011-521-1814
CEP 04717-004
SAO PAULO (SP)

Dear Sirs:

In response to your letter of 05.07.97, we inform you that this Central Bank has no objections to the use of the bank account at The Chase Manhattan Bank, New York-USA, opened as an escrow account exclusively for the purpose of meeting the obligations regarding the operation of issuance of notes abroad authorized by the official communication FIRCE/DIAUT/SUAUT-I-97/313 of 04.08.97.

Cordially,

FOREIGN EXCHANGE DEPARTMENT
Authorization Division
Registration and Financial Operations Subdivision


(signed) Walter Bressan                           Vladimir de Oliveira da Matta
Division Chief                              Coordinator, Interim